UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices, including zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a)	Amendment of Certain Retirement Plans and Compensation Arrangements:

On May 17, 2007, the Board of Directors (the “Board”) of The PMI Group, Inc. (“PMI” or the “Company”) approved the amendment and restatement of the following retirement plans and compensation arrangements:

1.	The PMI Group, Inc. Retirement Plan; and

2.	The PMI Group, Inc. Supplemental Executive Retirement Plan.

The Company provides benefits to all eligible employees under The PMI Group, Inc. Retirement Plan and to certain management and highly compensated employees under The PMI Group, Inc. Supplemental Executive Retirement Plan. For this purpose, “highly compensated employees” are those whose annual earnings exceed limits established under Section 401(a)(17) of the Internal Revenue Code (“IRC”) and under IRC Section 415. Benefits under both plans are based upon the employees’ length of service and estimated social security retirement benefits.

The Board approved the conversion of the retirement benefit calculated under The PMI Group, Inc. Retirement Plan from a final average compensation plan formula to a cash balance plan formula beginning September 1, 2007 for new hires and grandfathering the existing benefit formula until the end of 2010 for existing employees. The cash balance formula is expected to consist of an 8% accrual rate and an applicable interest credit rate which will be set annually at the “safe harbor” 30-year Treasury Bond rate pursuant to the provisions of the Pension Protection Act of 2006. To ensure compliance with the Pension Protection Act of 2006, the conversion will provide that a participant’s accrued benefit after the amendment will be no less than the participant’s accrued benefit prior to the conversion plus the participant’s accrued benefit under the cash balance formula for years of service after the conversion.

The PMI Group, Inc. Supplemental Executive Retirement Plan will be amended to parallel the Retirement Plan’s cash balance formula and any other requirements. The PMI Group, Inc. Supplemental Executive Retirement Plan will provide that a participant’s accrued benefit after the amendment will be no less than the participant’s accrued benefit prior to the amendment plus the participant’s new cash balance accrued benefit after the amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    On May 17, 2007, the Board elected PMI Chief Executive Officer L. Stephen Smith as Chairman of the Board, replacing Roger Haughton, who retired from the Board.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2007	THE PMI GROUP, INC.

	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr.
Executive Vice President, Chief Financial Officer
Date: May 23, 2007

	By:	/s/ Thomas H. Jeter
Thomas H. Jeter
Senior Vice President, Chief Accounting Officer, and Corporate Controller

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